UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 31, 2005

Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-29058	82-0487965
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Clearwater Loop, #101, Post Falls, ID   83854

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code      208-457-9409

_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Edward R. Siemens resigned his employment with Lifestream Technologies, Inc., as its Chief Operating Officer on March 31, 2005. The Company does not intend to fill the vacancy at this time.

William Gridley has resigned as a Director of Lifestream Technologies effective April 1, 2005. Mr. Gridley has served on Lifestream’s Board since 1997 and was a member of its audit committee.

Effective April 1, 2005, Edward R. Siemens has been appointed to serve as an interim director on Lifestream’s Board of Directors. Mr. Siemens will serve as a director until the next annual meeting of stockholders, at which time a director will be elected to fill the balance of Mr. Gridley’s unexpired term. Mr. Gridley’s seat on the audit committee will not be filled at this time. In his capacity as interim director, Mr. Siemens will receive the same Board compensation as do other directors.

Item 9.01.

Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

None.

(b)

Pro Forma Financial Information.

None.

(c)

Exhibits.

99.1

Press Release dated April 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifestream Technologies, Inc.

Date: April 5, 2005	/s/ CHRISTOPHER MAUS
Christopher Maus Chairman, President and CEO